                                                                     Exhibit 2.1



                          PLAN AND AGREEMENT OF MERGER

                                   dated as of

                                 April 30, 1997

                                      among

                             CHART INDUSTRIES, INC.,

                           GREENVILLE TUBE CORPORATION

                        CHART ACQUISITION COMPANY, INC.,

                                       and

                             CRYENCO SCIENCES, INC.


                                                 TABLE OF CONTENTS


ARTICLE I THE MERGER..............................................................................................1
   1.1 The Merger.................................................................................................1
   1.2 Effective Time of the Merger...............................................................................1
   1.3 Effect of the Merger.......................................................................................2
   1.4 Continuation of Business...................................................................................2
   1.5 Directors and Officers of Surviving Corporation............................................................2
   1.6 No Further Rights or Transfers.............................................................................2
ARTICLE II CLOSING................................................................................................2
   2.1 Closing....................................................................................................2
   2.2 Deliveries at Closing......................................................................................3
ARTICLE III MERGER CONSIDERATION AND EFFECT OF THE MERGER ON
THE CAPITAL STOCK OF CAC AND CRYENCO; PAYMENT OF MERGER
CONSIDERATION.....................................................................................................4
   3.1 Effect on Capital Stock....................................................................................4
                  (a) Capital Stock of CAC........................................................................4
                  (b) Cryenco Common Stock........................................................................4
                  (c) Cryenco Preferred Stock.....................................................................4
                  (d) Distribution of Merger Consideration........................................................4
   3.2 Payment of Merger Consideration............................................................................4
                  (a) Exchange Agent..............................................................................4
                  (b) Exchange Procedures.........................................................................4
                  (c) No Further Ownership Rights in Cryenco Common Stock and
                           Cryenco Preferred Stock................................................................5
                  (d) Termination of Exchange Fund................................................................5
                  (e) Dissenting Shares...........................................................................5
ARTICLE IV CRYENCO PROXY STATEMENT................................................................................6
   4.1 Filing of Proxy Statement..................................................................................6
   4.2 Cryenco Covenant...........................................................................................6
ARTICLE V ADDITIONAL COVENANTS AND AGREEMENTS.....................................................................6
   5.1 Additional Covenants of All Parties........................................................................6
                  (a) Corporate Actions...........................................................................7
                  (b) Publicity...................................................................................7
                  (c) Notice of Certain Events....................................................................7
                  (d) Advice of Changes...........................................................................7
                  (e) Further Assurances..........................................................................7
   5.2 Conduct of Business of Cryenco Until Closing Date..........................................................7
   5.3 Additional Covenants of Cryenco...........................................................................10
                  (a) Approval of Cryenco Stockholders...........................................................10
                  (b) Access to Information and Confidentiality..................................................10
                  (c) No Solicitations...........................................................................11

                                       i

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
                  (d) No Acquisitions............................................................................11
                  (e) Third-Party Consents.......................................................................12
                  (f) Employee and Non-Employee Director Options.................................................12
                  (g) Cryenco Warrants...........................................................................13
                  (h) Monthly Financial Information..............................................................13
   5.4 Additional Covenants of Chart.............................................................................13
                  (a) Indemnification and Insurance..............................................................13
                  (b) Disposition of Cryenco Options and Cryenco Warrants........................................14
ARTICLE VI REPRESENTATIONS AND WARRANTIES........................................................................15
   6.1 Representations and Warranties of Cryenco.................................................................15
                  (a) Due Organization...........................................................................15
                  (b) Power and Authority; No Conflicts..........................................................15
                  (c) Capital Structure..........................................................................16
                  (d) Subsidiaries...............................................................................16
                  (e) SEC Documents..............................................................................17
                  (f) Vote Required..............................................................................18
                  (g) Title to Assets............................................................................18
                  (h) Condition of Assets........................................................................18
                  (i) Accounts Receivable and Accounts Payable...................................................18
                  (j) Insurance..................................................................................18
                  (k) Dividends and Distributions................................................................19
                  (l)  Cryenco Data..............................................................................19
                  (m) Undisclosed Liabilities....................................................................19
                  (n) Investigation or Litigation................................................................19
                  (o) Certain Agreements.........................................................................20
                  (p) Employee Benefits..........................................................................20
                  (q) Labor Matters..............................................................................21
                  (r) Taxes......................................................................................22
                  (s) Absence of Certain Changes.................................................................23
                  (t) Legal Compliance...........................................................................23
                  (u) Environmental Protection...................................................................23
                  (v) Patents, Copyrights, Trademarks, Trade Names etc...........................................25
                  (w) Contracts..................................................................................25
                  (x) Full Disclosure............................................................................25
                  (y) Brokers or Finders.........................................................................25
   6.2 Representations and Warranties of Chart, GTC and CAC......................................................25
                  (a) Due Organization...........................................................................25
                  (b) Power and Authority, No Conflicts..........................................................26
                  (c) Financing of the Merger....................................................................26
                  (d) Brokers and Finders........................................................................27
ARTICLE VII CONDITIONS...........................................................................................27
   7.1 Conditions Precedent to the Obligations of All Parties....................................................27
                  (a) Stockholder Approvals......................................................................27
                  (b) Governmental Approvals.....................................................................27
                  (c) No Injunctions or Restraints...............................................................27
   7.2 Conditions Precedent to the Obligations of Cryenco........................................................27

                  (a) Representations and Warranties True........................................................27
                  (b) Performance of Obligations and Agreements..................................................28
                  (c) Resolutions................................................................................28
                  (d) Officers' Certificates.....................................................................28
   7.3 Conditions Precedent to the Obligations of Chart, GTC and CAC.............................................28
                  (a) Representations and Warranties True........................................................28
                  (b) Performance of Obligations and Agreements..................................................28
                  (c) Resolutions................................................................................28
                  (d) Officer's Certificate......................................................................28
                  (e) Consents and Approvals.....................................................................29
                  (f) No Cryenco Material Adverse Effect.........................................................29
                  (g) Dissenters Claims..........................................................................29
                  (h) Cryenco Arrangements with Affiliated Persons...............................................29
                  (i) Cancellation, Exercise Sale or Exchange of Cryenco Warrants
                           and Options...........................................................................29
ARTICLE VIII TERMINATION AND AMENDMENT...........................................................................29
   8.1 Termination...............................................................................................29
   8.2 Effect of Termination.....................................................................................31
   8.3 Amendment.................................................................................................31
   8.4 Waiver....................................................................................................31
   8.5 Fees, Expenses and Other Payments.........................................................................31
ARTICLE IX GENERAL PROVISIONS....................................................................................32
   9.1 Effectiveness of Representations, Warranties and Agreements...............................................32
   9.2 Notices...................................................................................................33
   9.3 Governing Law.............................................................................................34
   9.4 Successors................................................................................................34
   9.5 Assignment................................................................................................34
   9.6 Counterparts..............................................................................................34
   Schedules.....................................................................................................34
   9.7 Entire Agreement..........................................................................................34

                                                   iii
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
                               TABLE OF SCHEDULES

Schedule 1.2                                         Certificate of Merger
Schedule 5.1 (a)                                     Third Party Consents and Approvals
Schedule 5.1(e)                                      Cryenco Arrangements with Affiliated Persons
Schedule 5.2(viii)                                   Interests in Cryenco Assets
Schedule 5.3(b)                                      Confidentiality Agreement
Schedule 5.4(h)                                      Cryenco Options and Warrants
Schedule 6.1 (b)                                     Power and Authority; No Conflicts
Schedule 6.1 (c)                                     Cryenco Capital Structure
Schedule 6.1 (d)                                     Subsidiaries
Schedule 6.1 (e)                                     SEC Documents
Schedule 6.1 (h)                                     Title to Assets
Schedule 6.1 (i)                                     Condition of Assets
Schedule 6.1 (1)                                     Insurance
Schedule 6.1 (p)                                     Investigation or Litigation
Schedule 6.1 (q)                                     Certain Agreements
Schedule 6.1(r)                                      Employee Benefits
Schedule 6.1 (s)                                     Labor Matters
Schedule 6.1 (u)                                     Absence of Certain Changes
Schedule 6.1 (w)                                     Environmental Protection
Schedule 6.1 (x)                                     Patents, Trademarks, Trade Names, etc.
Schedule 6.1 (y)                                     Contracts
Schedule 6.1(aa)                                     Loss Contingencies
Schedule 6.2(b)                                      Power and Authority; No Conflicts
Schedule 6.2(c)                                      Chart's Capital Structure
Schedule 6.2(d)                                      SEC Documents
Schedule 6.2(h)                                      Dividends and Distributions
Schedule 6.2(m)                                      Absence of Certain Changes
Schedule 6.2(n)                                      Loss Contingencies
Schedule 7.3(h)                                      Form of Stockholder Letter

                                       iv


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
                                              INDEX OF DEFINED TERMS
"Agreement".......................................................................................................1
"CAC".............................................................................................................1
"Certificate of Merger"...........................................................................................1
"Chart Material Adverse Effect"..................................................................................26
"Chart Option....................................................................................................14
"Chart Options"..................................................................................................14
"Chart"...........................................................................................................1
"Claim"..........................................................................................................24
"Closing Date"....................................................................................................2
"Closing".........................................................................................................2
"Continuing Employees"...........................................................................................12
"Cryenco Certificate".............................................................................................2
"Cryenco Common Stock"............................................................................................4
"Cryenco Data"...................................................................................................19
"Cryenco Material Adverse Effect"................................................................................15
"Cryenco Preferred Stock".........................................................................................4
"Cryenco SEC Documents"..........................................................................................17
"Cryenco Special Meeting"........................................................................................10
"Cryenco Stockholders' Approval..................................................................................10
"Cryenco Stockholders"............................................................................................4
"Cryenco".........................................................................................................1
"DGCL"............................................................................................................1
"Effective Time"..................................................................................................1
"Environmental Claim" or "Claim".................................................................................24
"Environmental Laws".............................................................................................24
"ERISA Affiliate"................................................................................................20
"ERISA"..........................................................................................................20
"Exchange Act"....................................................................................................6
"Exchange Agent"..................................................................................................4
"Exchange Fund"...................................................................................................4
"Governmental Agency"............................................................................................16
"GTC".............................................................................................................1
"Insider Agreements".............................................................................................29
"Merger"..........................................................................................................1
"Plans"..........................................................................................................20
"Proxy Statement".................................................................................................6
"Returns"........................................................................................................22
"SEC Investigation"..............................................................................................18
"SEC".............................................................................................................6
"Secretary".......................................................................................................1
"Surviving Corporation Common Stock"..............................................................................4
"Surviving Corporation"...........................................................................................1
"Transmittal Letter"..............................................................................................5

                          PLAN AND AGREEMENT OF MERGER

         THIS PLAN AND AGREEMENT OF MERGER (the "Agreement"), dated as of April ___, 1997, is among CHART INDUSTRIES, INC., a Delaware corporation ("Chart"), GREENVILLE TUBE CORPORATION, an Arkansas corporation ("GTC") and a wholly-owned subsidiary of Chart, CHART ACQUISITION COMPANY, INC., a Delaware corporation ("CAC") and a wholly-owned subsidiary of GTC, and CRYENCO SCIENCES, INC., a Delaware corporation ("Cryenco").

         WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Chart desires to acquire, through merger, One Hundred Percent (100%) of the shares of capital stock of Cryenco issued and outstanding on the date hereof (and to be outstanding on the Closing Date, as defined in Section 2.1);

         WHEREAS, the respective Boards of Directors of Chart, GTC, CAC and Cryenco deem the merger to be advisable and in the best interests of each of Chart, GTC, CAC and Cryenco and their respective stockholders and have adopted resolutions approving the acquisition by Chart of Cryenco through the merger of CAC with and into Cryenco (the "Merger") in accordance with the laws of the State of Delaware upon the terms and conditions set forth in this Agreement;

         WHEREAS, the Board of Directors of Cryenco has directed that this Agreement be submitted for consideration at a special meeting of the voting stockholders of Cryenco;

         WHEREAS, unless the context shall otherwise require, capitalized terms used herein shall have the meanings assigned thereto.

         NOW, THEREFORE, in consideration of their respective agreements and undertakings set forth herein, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement and in reliance on the representations, warranties and covenants set forth herein, at the Effective Time, as defined in Section 1.2, CAC shall be merged with and into Cryenco in accordance with the laws of the State of Delaware, with Cryenco being the surviving corporation (the "Surviving Corporation").

         1.2 Effective Time of the Merger. The Merger shall be effective when a certificate of merger in the form of Schedule 1.2 (the "Certificate of Merger") shall have been properly executed by CAC and Cryenco and delivered to and accepted for filing by the Secretary of State of the State of Delaware ("Secretary") in accordance with the Delaware General Corporation Law ("DGCL"), which filing shall be made as promptly as practicable following the Closing, as defined in Section 2.1. When used in this Agreement, the term "Effective Time" shall mean the time and the date as of which the Certificate of Merger shall have been accepted for filing in the office of the Secretary.

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         1.3      Effect of the Merger.

                  (a) At the Effective Time, (i) the separate existence and corporate organization of CAC shall cease, and CAC shall be merged with and into Cryenco; (ii) the Certificate of Incorporation of CAC as in effect immediately prior to the Effective Time shall become the Certificate of Incorporation of the Surviving Corporation (except as set forth in the Certificate of Merger); and
(iii) the By-laws of CAC as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation.

                  (b) At and after the Effective Time, the Merger shall have the effect set forth in the DGCL.

         1.4 Continuation of Business. The Surviving Corporation shall, after the Effective Time, continue the businesses of CAC and Cryenco with the assets of both of such constituent corporations.

         1.5 Directors and Officers of Surviving Corporation. As of the Effective Time, the directors of CAC immediately prior to the Effective Time shall become the directors of the Surviving Corporation. The officers of CAC immediately prior to the Effective Time shall become the officers of the Surviving Corporation. Each of such directors and officers shall hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by law.

         1.6 No Further Rights or Transfers.  At and after the Effective Time.

                  (a) The stock transfer books of Cryenco shall be closed and there shall be no further registration of transfers on the stock transfer books of Cryenco thereafter.

                  (b) All shares of Cryenco Common Stock and Cryenco Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares ("Cryenco Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (as defined below) to be issued or paid in consideration therefor upon the surrender of such Cryenco Certificate in accordance with Article III hereof.

                                   ARTICLE II
                                     CLOSING

         2.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Calfee, Halter & Griswold LLP, 1400 McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio, at 10:00 am, local time, on the second business day immediately following the date on which the last of the conditions set forth in Article VII hereof is fulfilled or waived, or at such other time and place as Chart and Cryenco may mutually agree (the "Closing Date").

         2.2      Deliveries at Closing.

                  (a) At the Closing, Cryenco shall deliver to Chart, GTC and
CAC:

                           (i) the resolutions referred to in Section 7.3(c)
                  hereof;

                           (ii) the certificate referred to in Section 7.3(d)
                  hereof;

                           (iii) a certificate representing 100 shares of
                  Cryenco Common Stock duly registered in Chart's name, duly executed and authenticated;

                           (iv) copies of the executed consents referred to in
                  Section 7.3(e) hereof;

                           (v) evidence, in form reasonably satisfactory to
                  Chart, of the termination of the arrangements with Cryenco affiliates described in Section 7.3(h);

                           (vi) executed agreements with the holders of Cryenco
                  Warrants and Cryenco Options exercising such warrants and options or agreeing to the cancellation or exchange thereof all as described in Section 5.3(f) and 5.3(g) hereof; and

                           (vii) all other documents, instruments and writings
                  reasonably requested by Chart, GTC or CAC at or prior to Closing pursuant to this Agreement or otherwise required herein.

                  (b) At the Closing, Chart, GTC and CAC shall deliver to
Cryenco:

                           (i) the resolutions referred to in Section 7.2(c)
                  hereof;

                           (ii) the certificates referred to in Section 7.2(d)
                  hereof;

                           (iii) the warrants and options to purchase shares of
                  Chart Common Stock issuable in exchange for Cryenco Warrants and Cryenco Options pursuant to the provisions of Section 5.4(b) and the cash payment required under Section 5.4(b); and

                           (iv) all other documents, instruments and writings
                  reasonably requested by Cryenco at or prior to Closing pursuant to this Agreement or otherwise required herein.

                                   ARTICLE III
                MERGER CONSIDERATION AND EFFECT OF THE MERGER ON
                      THE CAPITAL STOCK OF CAC AND CRYENCO;
                         PAYMENT OF MERGER CONSIDERATION

         3.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Cryenco capital stock ("Cryenco Stockholders") or CAC capital stock:

                  (a) Capital Stock of CAC. Each issued and outstanding share of the capital stock of CAC shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock").

                  (b) Cryenco Common Stock. Each issued and outstanding share of the Class A common stock, $.01 par value per share of Cryenco and each issued and outstanding share of the convertible non-voting common stock, $.01 par value per share of Cryenco, if any ("Cryenco Common Stock"), other than shares as to which dissenters rights are perfected pursuant to Section 3.2(e) below, shall be converted into the right to receive a cash amount equal to $2.75.

                  (c) Cryenco Preferred Stock. Each issued and outstanding share of Cryenco Series A Preferred Stock, $.01 par value per share (the "Cryenco Preferred Stock"), shall be converted into the right to receive cash in an amount equal to the sum of $10 plus any accumulated but unpaid (as of the Effective Time) dividends with respect to such share of Cryenco Preferred Stock.

                  (d) Distribution of Merger Consideration. The cash amounts into which shares of Cryenco Common Stock and Cryenco Preferred Stock are converted pursuant to Section 3.1(b) and (c) above are hereafter referred to as the "Merger Consideration". The Merger Consideration shall be distributed to the Cryenco Stockholders in accordance with Section 3.2 below.

         3.2      Payment of Merger Consideration.

                  (a) Exchange Agent. As of the Effective Time, Chart shall deposit with National City Bank or such other bank or trust company designated by Chart (and reasonably acceptable to Cryenco) (the "Exchange Agent"), for the benefit of the Cryenco Stockholders, for exchange through the Exchange Agent in accordance with this Article III, cash in an amount sufficient to effect the cash payments provided for in Sections 3.1(b) and 3.1(c) hereof (such cash being hereinafter referred to as the "Exchange Fund").

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record as of the Effective Time of a Cryenco Certificate or Certificates (who has not perfected dissenters rights pursuant to Section 3.2(e) below) (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Cryenco Certificates shall pass, only upon delivery of the

Cryenco Certificates to the Exchange Agent and shall be in such form and have such other provisions as Chart and Cryenco may reasonably specify) ("Transmittal Letter") and (B) instructions for use in effecting the surrender of the Cryenco Certificates for cash in the amounts prescribed by either Section 3.1(b) or
Section 3.1(c) above. Upon surrender of a Cryenco Certificate for Cryenco Common Stock for cancellation to the Exchange Agent together with such Transmittal Letter, duly executed, the holder of such Cryenco Certificate for Cryenco Common Stock shall be entitled to receive in exchange therefor cash in an amount equal to $2.75 per share of Cryenco Common Stock surrendered. Upon surrender of a Cryenco Certificate for Cryenco Preferred Stock for cancellation to the Exchange Agent, together with such Transmittal Letter, duly executed, the holder of such Cryenco Certificate for Cryenco Preferred Stock shall be entitled to receive in exchange therefor cash in an amount per share prescribed by Section 3.1(c) above. Cryenco Certificates so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 3.2, each Cryenco Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 3.1(b) or 3.1(c).

                  (c) No Further Ownership Rights in Cryenco Common Stock and Cryenco Preferred Stock. The Merger Consideration paid upon the surrender of shares of Cryenco Common Stock or Cryenco Preferred Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Cryenco Common Stock or Cryenco Preferred Stock. As of the Effective Time, entries shall be made in the stock transfer books of Cryenco to reflect the cancellation of the Cryenco Common Stock and the Cryenco Preferred Stock issued and outstanding immediately prior to the Effective Time and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Cryenco Common Stock and the Cryenco Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Cryenco Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

                  (d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the Cryenco Stockholders (pursuant to Section
3.2 (a) above) for twelve months after the Effective Time shall be delivered to Chart, upon demand, and any Cryenco Stockholders who have not theretofore complied with this Article III shall thereafter look only to Chart for payment of their claim for cash.

                  (e) Dissenting Shares. Notwithstanding any other provision of this Agreement, shares of Cryenco Common Stock that are outstanding immediately prior to the Effective Time and which are held by holders of shares of Cryenco Common Stock who shall have (a) not voted in favor of the Merger or consented thereto in writing, (b) demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL, and (c) not withdrawn such demand or otherwise forfeited appraisal rights (collectively, the "Dissenting Shares"), shall not be converted into or represent the right to receive any part of the Merger Consideration. Such holders of shares of Cryenco Common Stock shall be entitled to receive payment of the appraised value of their shares in accordance with the provisions of such Section 262, except that all Dissenting Shares held by holders who shall have failed to perfect or who effectively shall have withdrawn or lost their appraisal rights under such
Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, cash in the amount of $2.75 per share of Cryenco Common Stock, upon surrender, in the manner provided in Section 3.2, of the certificate or certificates that formerly evidenced such shares of Cryenco Common Stock. Cryenco shall give Chart (i) prompt notice of any demands for appraisal received by Cryenco, withdrawals of such demands, and any other instruments served pursuant to DGCL and received by Cryenco and (ii) the opportunity to participate in all negotiations and proceedings occurring prior to the Effective Time with respect to demands for appraisal under DGCL. Chart shall direct all proceedings with respect to appraisal demands after the Effective Time. Cryenco shall not, except with the prior written consent of Chart, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or be entitled to the payment of dividends or other distributions (except for dividends or other distributions payable to stockholders of record as of a time prior to the Effective Time).

                                   ARTICLE IV
                             CRYENCO PROXY STATEMENT

         4.1 Filing of Proxy Statement. Cryenco will prepare and file with the Securities and Exchange Commission ("SEC") as soon as reasonably practicable after the date hereof a proxy statement complying with the Securities Exchange Act of 1934, as amended ("Exchange Act") to be distributed by Cryenco in connection with the solicitation of the approval by holders of Cryenco Common Stock of the Merger (the "Proxy Statement"). Chart and Cryenco shall exchange all information which the other party or its counsel may reasonably request and which is required or customary for inclusion in the Proxy Statement.

         4.2 Cryenco Covenant. Cryenco shall cause the Proxy Statement (i) to comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the SEC thereunder and (ii) at the time such document is filed with the SEC, at the time of the mailing of the Proxy Statement and any amendments thereof or supplements thereto, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement in any earlier filing with the SEC of such Proxy Statement or any amendment thereof or any supplement thereto or any earlier communication (including the Proxy Statement) to stockholders of Cryenco with respect to the transactions contemplated by this Agreement; provided however, that no covenant or agreement is made by Cryenco in this Section 4.2 or any other provision of this Agreement with respect to any information supplied by Chart or its counsel for inclusion in the Proxy Statement.

                                    ARTICLE V
                       ADDITIONAL COVENANTS AND AGREEMENTS

         5.1 Additional Covenants of All Parties. Chart, GTC, CAC and Cryenco agree that:

                  (a) Corporate Actions. Upon the terms and subject to the conditions of this Agreement, each of Chart, GTC and CAC, on the one hand, and Cryenco, on the other hand, shall (i) take all necessary corporate and other actions, (ii) use its reasonable best efforts to obtain all necessary authorizations and approvals, and (iii) make all necessary filings required to carry out the transactions contemplated by this Agreement, to satisfy the conditions specified in Article VII hereof at the earliest practicable date and otherwise to perform their obligations under this Agreement.

                  (b) Publicity. Subject to each party's disclosure obligations imposed by law, Chart, GTC and CAC, on the one hand, and Cryenco, on the other hand, shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and prior to making any filings with any federal or state governmental or regulatory agency or with any securities exchange with respect thereto.

                  (c) Notice of Certain Events. If, in the course of the transactions contemplated by this Agreement, either Chart, GTC or CAC, on the one hand, or Cryenco, on the other hand, shall acquire knowledge of any fact, law or circumstance which would be required to be disclosed, either by such party or by the other party, to avoid a breach of a representation or warranty contained in this Agreement, then such party shall immediately disclose such fact, law or circumstance to the other party.

                  (d) Advice of Changes. Chart, GTC and CAC shall promptly advise Cryenco of any change or event which individually or in the aggregate with other such changes or events has a Chart Material Adverse Effect (as defined below) or which Chart believes would or would be reasonably likely to cause or constitute a material breach of any of the representations, warranties or covenants of Chart, GTC and CAC contained herein. Cryenco shall promptly advise Chart, GTC and CAC of any change or event which individually or in the aggregate with other such changes or events has a Cryenco Material Adverse Effect (as defined below) or which Cryenco believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

                  (e) Further Assurances. Before and after the Closing, each of the parties shall make all reasonable best efforts to execute such other documents and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby.

         5.2 Conduct of Business of Cryenco Until Closing Date. From the date of this Agreement until the Closing Date, except with the prior written consent of Chart, which consent shall not be unreasonably delayed or withheld, Cryenco shall conduct its business in the ordinary course and consistent with past practices and use its reasonable best efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees and preserve the goodwill and business relationships with suppliers, customers and others having business relationships with it. Without limiting the generality of the foregoing, Cryenco shall:

                  (a) refrain from changing, in any material respect, any of its business policies relating to its business;

                  (b) maintain and keep its assets in good repair, working order and condition in the ordinary course of its business as presently conducted (except for obsolescence and ordinary wear and tear and damage due to casualty);

                  (c) perform in all material respects all of its obligations under all contracts, leases and any and all other agreements relating to or affecting its assets or its business;

                  (d) refrain from:

                           (i) declaring or paying any dividends or other
                  distributions other than cash and preferred stock dividends required by the terms of the Certificate of Designation with respect to the Cryenco Preferred Stock;

                           (ii) except for issuing shares of Cryenco Common
                  Stock pursuant to the exercise of Cryenco Options or Cryenco Warrants outstanding on the date hereof and listed on Schedule 6.1(c) or pursuant to options automatically granted between the date hereof and the Closing pursuant to Cryenco 1993 Non-Employee Director Stock Option Plan, issuing Cryenco Preferred Stock as preferred stock dividends as required by the terms of the Certificate of Designation with respect to the Cryenco Preferred Stock, issuing, redeeming, selling or disposing of, or creating any obligation to issue, redeem, sell or dispose of, any shares of its capital stock (whether authorized but unissued or held in treasury) or any option, warrant or security convertible into capital stock, including, without limitation, making any contributions to any employee stock ownership or compensation plans or granting any stock options;

                           (iii) taking any action with respect to the grant of
                  any severance or termination pay (other than pursuant to severance arrangements in effect on the date of this Agreement and disclosed on a schedule to this Agreement to the extent required) to any employees or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof and applicable to employees;

                           (iv) except for renewals of existing arrangements
                  which expire between the date of this Agreement and the Closing, entering into, adopting, accelerating, modifying or amending in any other manner any written employment, collective bargaining, consulting, bonus, incentive compensation, deferred compensation, employee stock option, profit sharing, employee benefit, welfare benefit or other agreement, plan or arrangement providing for compensation or benefits to directors, officers or employees (except as required by law or as necessary to maintain the tax-qualified status of such plan, trust or other agreement);

                           (v) increasing in any manner the compensation or
                  fringe benefits of any of Al Schechter, Rod Moe, William R. Jones or James Raabe, or, except in the ordinary course of business, of any other employee or paying any benefit or compensation not required by any existing agreement, plan or arrangement;

                           (vi) taking any action that could be reasonably
                  anticipated to have a Cryenco Material Adverse Effect, as defined in Section 6.1(a), or that could reasonably be anticipated to cause any representation or warranty set forth in Article VI hereof to be untrue or any condition to Closing not to be satisfied;

                           (vii) accelerating billings, shipments to customers,
                  payments from customers, orders from suppliers or payment of accounts payable or adjusting the level of inventory, except in the ordinary course of business;

                           (viii) entering into or assuming any new mortgage,
                  pledge, conditional sale or title retention agreement, lien, easement, right-of-way, lease, encumbrance or charge of any kind which will continue on or after the Closing upon the assets of Cryenco, whether now or hereafter acquired, or creating or assuming any obligation for borrowed money;

                           (ix) except as provided in the Cryenco budget for the
                  year ending August 31, 1997 (a copy of which has been provided to Chart), making capital expenditures in excess of $100,000 in the aggregate;

                           (x) acquiring any of the business, capital stock or
                  assets constituting a business of any other person, firm, association or corporation;

                           (xi) selling or otherwise disposing of assets of
                  Cryenco other than the sale of inventory in the ordinary course of business;

                           (xii) entering into any settlement or other
                  dispositive agreements with respect to any litigation which would obligate Cryenco for amounts in excess of $5,000 in any one case or $100,000 in the aggregate for all cases;

                           (xiii) doing any act or omitting to do any act, or
                  permitting any act or omission to act, which Cryenco is aware could reasonably be anticipated to cause a breach or default by Cryenco under any of Cryenco's contracts, agreements, commitments or obligations;

                           (xiv) entering into or amending any confidentiality
                  agreement or any agreement, contract or arrangement which would impose any restriction on competition on Cryenco or on the ability to hire employees from any person;

                           (xv) entering into or amending any other agreements,
                  commitments or contracts which, individually or in the aggregate, are material to Cryenco, except agreements for the purchase and sale of goods or services in the ordinary course of business, consistent with past practice and not in excess of normal requirements;

                           (xvi) assuming or otherwise becoming liable or
                  responsible (whether directly, contingently or otherwise) for any obligations or liabilities of any other person;

                           (xvii) moving the location of Cryenco's main offices
                  or any production facility;

                           (xviii) incurring expenses other than in the ordinary
                  course of business; provided, that Cryenco shall be entitled to incur reasonable investment banking, legal and accounting fees and expenses in connection with the Merger and the Special Meeting; or

                           (xix) agreeing to take any of the foregoing actions.

         5.3      Additional Covenants of Cryenco.  Cryenco agrees that:

                  (a) Approval of Cryenco Stockholders. Cryenco shall as soon as reasonably practicable (i) take all steps necessary duly to call, give notice of, convene and hold a special meeting of holders of Cryenco Common Stock (the "Cryenco Special Meeting") (A) for the purpose of adopting this Agreement (the "Cryenco Stockholders' Approval") and (B) for such other purposes as may be necessary or desirable, (ii) distribute to holders of Cryenco Common Stock the Proxy Statement in accordance with applicable Federal and state law, and Cryenco's Certificate of Incorporation and By-laws, (iii) recommend to the holders of Cryenco Common Stock, through unanimous resolution of the Cryenco Board of Directors, the adoption of this Agreement and such other matters as may be submitted to such stockholders in connection with this Agreement and (iv) cooperate and consult with Chart with respect to each of the foregoing matters. The Board of Directors of Cryenco may fail to make such recommendation, or withdraw, modify or change such recommendation in a manner adverse to the interest of Chart, if the Board of Directors of Cryenco, after having consulted with and considered the advice of outside counsel, has reasonably determined in good faith that the making of such recommendation, or the failure to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of the members of such Board of Directors under applicable law.

                  (b) Access to Information and Confidentiality. Upon reasonable notice and subject to applicable laws relating to the exchange of information and the use of insider information,

                           (i) Cryenco shall, and shall cause each of its
                  subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Chart access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel and other representatives and, during such period, Cryenco shall, and shall cause its respective subsidiaries to, provide Chart with copies of any documents filed by Cryenco under the Exchange Act and make available to Chart such information concerning its business, properties and personnel as Chart may reasonably request.

                           (ii) All information furnished pursuant to this
                  Section 5.3(b) and to Section 5.3(h) below or otherwise by Cryenco or its representatives to Chart or its representatives shall be treated as the sole property of Cryenco and, if the Merger shall not occur, Chart and its representatives shall return to Cryenco all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. Chart shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for three years from the date the proposed Merger is abandoned and shall not apply to any information which (i) (w) was already in Chart's possession prior to the disclosure thereof by Cryenco;
                  (x) was then generally known to the public; (y) was disclosed to Chart by a third party not bound by an obligation of confidentiality or (z) becomes available to Chart from the demonstrated independent research and/or development efforts of Chart or its representatives, or (ii) is disclosed as required by law. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder, Chart is nonetheless, in the reasonable opinion of its counsel, compelled to disclose information concerning Cryenco to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Chart may disclose such information to such tribunal or governmental body or agency without liability hereunder.

                  (c) No Solicitations. Between the date hereof and the Effective Time or earlier termination of this Agreement in accordance with its terms, Cryenco shall not, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, solicit, encourage, initiate or participate in discussions or negotiations with any third party concerning the sale or merger of Cryenco or the sale or transfer of Cryenco's assets (a "Third Party Transaction"), except that Cryenco may furnish information about Cryenco and access thereto, in each case in response to unsolicited requests therefor, to any third party pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such third party concerning a Third Party Transaction, if the Board of Directors of Cryenco determines, in the exercise of its good faith judgment as to its fiduciary duties to the Cryenco Stockholders and based upon advice of counsel, that such action is required. Cryenco shall promptly inform Chart in writing if it receives any proposals or requests for information from a third party with respect to a Third Party Transaction.

                  (d) No Acquisitions. Between the date hereof and the Effective Time or earlier termination of this Agreement in accordance with its terms, Cryenco shall not acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

                  (e) Third-Party Consents. Prior to the Closing Date, Cryenco shall use its reasonable best efforts to obtain all consents or approvals of third parties set forth in Schedule 6.1 (b), and shall provide copies of all such consents and approvals to Chart and CAC.

                  (f)      Employee and Non-Employee Director Options

                           (i) Purchase of Non-Continuing Employee Options.
                  Within five days after receipt by Cryenco of written notice from Chart as to those Cryenco employees whose employment will not be continued after the Effective Time (the "Non-Continuing Employees"), Cryenco shall use its reasonable best efforts to cause such Non-Continuing Employees who hold options to purchase shares of Cryenco Common Stock pursuant to any stock option plan maintained or previously maintained by Cryenco for the benefit of Cryenco employees (together with the options described in Section 5.3(f)(iii) hereof, the "Cryenco Options") that do not, by their terms, expire at or before the Effective Time or are not by their terms, extinguished upon termination of such Non-Continuing Employee's employment with Cryenco to either (A) exercise such Cryenco Options prior to the Closing, or (B) agree in writing to sell such Cryenco Options to Chart at the Closing in exchange for cash equal to the excess of $2.75 per share of Cryenco Common Stock issuable upon exercise thereof over the exercise price for such Cryenco Options.

                           (ii) Purchase or Exchange of Continuing Employee
                  Options. Prior to the Closing Date, Cryenco shall use its reasonable best efforts to cause all Cryenco employees who are not Non-Continuing Employees ("Continuing Employees") and who hold unexercised Cryenco Options to agree in writing to either
                  (A) exchange, on the Closing Date, their Cryenco Options for options to purchase Chart Common Stock, on the basis described in Section 5.4(b)(ii) hereof, and pursuant to such exchange, to surrender and waive any and all continuing rights with respect to such Cryenco Options or (B) sell such Cryenco Options to Chart at the Closing in exchange for cash equal to the excess of $2.75 per share of Cryenco Common Stock issuable upon exercise thereof over the exercise price for such Cryenco Options.

                           (iii) Purchase of Non-Employee Director Stock
                  Options. Prior to the Closing, Cryenco shall use its reasonable best efforts to cause all individuals who hold unexercised options to purchase shares of Cryenco Common Stock pursuant to Cryenco's 1993 Non-Employee Director Stock Option Plan (each a "Non-Employee Director"), that do not by their terms, expire at or before the Effective Time or are not by their terms, extinguished upon termination of such Non-Employee Director's position as a Director of Cryenco, to agree in writing to sell such Cryenco Options to Chart at the Closing in exchange for cash equal to the excess of $2.75 per share of Cryenco Common Stock issuable upon exercise thereof over the exercise price for such Cryenco Options.

                  (g) Cryenco Warrants. Prior to the Closing Date, Cryenco shall use its reasonable best efforts to cause the holders of all warrants to purchase any class of Cryenco capital stock (the "Cryenco Warrants") to agree in writing either (i) to sell to Chart, on the Closing Date, any Cryenco Warrants having an exercise price less than $2.75 per share for a cash payment per Warrant equal to the excess of $2.75 over the exercise price for such Cryenco Warrants or (ii) to exchange such Cryenco Warrants on the Closing Date for warrants to purchase shares of Chart Common Stock on the basis described in Section 5.4(b)(iii) hereof, and, pursuant to such exchange, to surrender and waive any and all continuing rights with respect to such Cryenco Warrants.

                  (h) Monthly Financial Information. Not more than thirty (30) days after the end of each month, Cryenco will deliver to Chart Cryenco's unaudited consolidated balance sheet as of the end of such prior month and its unaudited consolidated statement of income for such prior month, certified by the Chief Financial Officer of Cryenco as having been prepared from the books and records of Cryenco and in a manner consistent with past internal practice; provided, however, that Cryenco's consolidated balance sheet and income statement for the month of August, 1997 need not be certified by Cryenco's Chief Financial Officer until after completion of the audit of Cryenco's financial statements for the fiscal year ended August 31, 1997.

         5.4      Additional Covenants of Chart.  Chart agrees that:

                  (a) Indemnification and Insurance. Chart agrees that all rights to indemnification and all limitations of liability existing in favor of the employees, agents, directors and officers of Cryenco and its subsidiaries (collectively, the "Indemnified Parties") to the extent provided for each such employee, agent, director and officer in Cryenco's Certificate of Incorporation or By-laws (or in the similar governing documents of any of Cryenco's subsidiaries) or in any indemnification agreement for such individual which is specifically listed on Schedule 6.1(o) to this Agreement, each as in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time shall survive the Merger and shall continue in full force and effect without any amendment thereto for a period of six (6) years from the Effective Time; provided, however, that all rights of indemnification in respect of any claim asserted or made within such six-year period shall continue until the final disposition of such claim; provided further, however, that nothing contained in this Section 5.4(a) shall be deemed to preclude the liquidation, consolidation or merger of Cryenco or any Cryenco subsidiary, in which case all of such rights to indemnification and limitations on liability shall be deemed to survive and continue notwithstanding any such liquidation, consolidation or merger and shall constitute rights which may be asserted against Chart. Chart shall use its reasonable best efforts to cause the persons serving as officers and directors of Cryenco and of the Cryenco subsidiaries immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time by the Directors and Officers Liability Insurance Policy maintained by Cryenco

(provided that Chart may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous to such directors and officers of Cryenco or its subsidiaries than the terms and conditions of such existing policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that Chart shall not be obligated to make annual premium payments for such insurance to the extent that such premiums exceed 125% of the premiums paid as of the date hereof by Cryenco for such insurance ("Cryenco's Current Premium") and if such premiums for such insurance would at any time exceed 125% of Cryenco's Current Premium then Chart shall cause to be maintained policies of insurance which in Chart's good faith determination provide the maximum coverage available at an annual premium equal to 125% of Cryenco's Current Premium.

                  (b)      Disposition of Cryenco Options and Cryenco Warrants.

                           (i) Purchase of Cryenco Options. At the Closing,
                  Chart shall purchase, from any holders of Cryenco Options who elect to sell such options to Chart pursuant to Section 5.3(f), the Cryenco Options which are offered to it, in each case in exchange for the cash price described in Section 5.3(f).

                           (ii) Continuing Employee Options Exchange. At the
                  Closing, Chart shall grant each Continuing Employee who holds unexercised Cryenco Options, and who agrees to exchange such options pursuant to Section 5.3(f)(ii), options to purchase Chart Common Stock ("Chart Options"), having the following terms: (A) the Chart Options shall be issued pursuant to Chart's Key Employee Stock Option Plan; (B) the option term of the each Chart Option shall be the remaining term of the Cryenco Option exchanged therefor; (C) each Chart Option shall be exercisable for the number of shares of Chart Common Stock arrived at by multiplying the number of shares of Cryenco Common Stock issuable upon exercise of the Cryenco Option exchanged therefor by a fraction (the "Exchange Ratio") determined by the following formula:

                                             $2.75
                         Exchange Ratio =   --------
                                              "P"
                  where "P" equals the average of the closing sales price of Chart Common Stock on the New York Stock Exchange as reported by the Wall Street Journal (or another mutually-agreeable national publication) for the ten trading days preceding the Closing Date; provided, however, that in no event shall the Exchange Ratio be less than .11 nor more than .1375;

                  and (D) the exercise price of each Chart Option (per share of Chart Common Stock issuable thereunder) shall be the exercise price of the Cryenco Option exchanged therefor divided by the Exchange Ratio.

                           (iii) Cryenco Warrants. At the Closing, Chart shall
                  (A) purchase any Cryenco Warrants having an exercise price less than $2.75 per share for a cash payment per Warrant equal to the excess of $2.75 over the exercise price for such Cryenco Warrants, or (B) with respect to those Cryenco Warrants for which the exercise price is greater than $2.75, Chart shall grant the holder, in exchange for (and surrender of) each such Warrant, a substitute warrant (the "Chart Warrant") to purchase the number of shares of Chart Common Stock arrived at by multiplying the number of shares of Cryenco Common Stock issuable upon exercise of each Cryenco Warrant by the Exchange Ratio. The exercise price of each Chart Warrant (per share of Chart Common Stock issuable thereunder) shall be the exercise price of the Cryenco Warrant exchanged therefor divided by the Exchange Ratio. All other terms of the Chart Warrant (including the term thereof) shall remain substantially unchanged from those of the Cryenco Warrant.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         6.1 Representations and Warranties of Cryenco. Cryenco represents and warrants to Chart, GTC and CAC as follows:

                  (a) Due Organization. Cryenco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to own its properties and to carry on its business as it is now being conducted, is duly qualified to do business and is in good standing in all jurisdictions in which it is required to be so qualified, except where the failure to so qualify or be in good standing would not, in the aggregate, have a material adverse effect upon the business, financial condition, results of operations or prospects of Cryenco and its subsidiaries, taken as a whole (a "Cryenco Material Adverse Effect"), and has received all necessary authorizations, consents and approvals of governmental authorities material to the ownership of its properties and assets and to the conduct of its business.

                  (b) Power and Authority; No Conflicts. Cryenco has full power and authority (corporate or otherwise) to enter into and carry out the terms of this Agreement subject to stockholder approval. The execution and delivery by Cryenco of this Agreement and the other documents and instruments to be executed and delivered by Cryenco pursuant hereto and thereto and the consummation of the transactions contemplated hereby and thereby by Cryenco have been duly authorized by the unanimous vote of the Board of Directors of Cryenco. This Agreement has been duly and validly executed by Cryenco, and will, when executed and delivered, along with each other document and instrument to be executed and delivered by Cryenco pursuant hereto, constitute, a valid and binding agreement of Cryenco enforceable against it in accordance with their respective terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and except to the extent that the enforceability of rights and remedies may be limited by general principles of equity. The execution and delivery of this Agreement does not, and, subject to any requisite governmental or other consents or approvals, the consummation of the transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation or the By-laws of Cryenco, in each case as amended, (ii) violate or conflict with any law, ordinance, rule, regulation, order, judgment or decree to which Cryenco or any of its subsidiaries is subject or by which Cryenco or any of its subsidiaries is bound, or (iii) violate or conflict with or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets under any term or provision of any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Cryenco or any of its subsidiaries is a party or by which Cryenco or any of its subsidiaries or any of their respective assets or properties may be bound or affected. Except as set forth on Schedule 6.1(b), no consent, approval, authorization or action by any federal, state, local or foreign governmental agency, instrumentality, commission, authority, board or body (collectively, "Governmental Agency") or any other third party is required in connection with the execution and delivery by Cryenco of this Agreement and the other documents and instruments to be executed and delivered by Cryenco pursuant hereto or the consummation by Cryenco of the transactions contemplated herein or therein.

                  (c) Capital Structure. Cryenco's authorized, issued, outstanding and reserved capital stock is, as of March 31, 1997, as set forth on
Schedule 6.1(c), and all of the outstanding shares of its capital stock have been duly authorized and validly issued and are fully paid and nonassessable and free from preemptive rights. There are no outstanding options, warrants, convertible securities, subscriptions or other rights or agreements providing for the issuance or delivery of any additional shares of capital stock of Cryenco, except as set forth on Schedule 6.1(c). Schedule 6.1(c) lists all of the Cryenco Options and the Cryenco Warrants and also sets forth, in the case of each item listed thereon, the identity of the record holder thereof (or beneficial holder, if known) the number of shares of Cryenco capital stock issuable thereunder, the expiration date (if any) thereof and the exercise price thereof.

                  (d) Subsidiaries. (i) Except as set forth on Schedule 6.1(d), Cryenco has no subsidiaries, either wholly or partially owned. Cryenco has full power and authority to transfer all right, title and interest in and to such shares without the consent of any other person, and such shares are free and clear of all liens, equities, encumbrances and claims of every kind. Each subsidiary of Cryenco (i) is duly organized and validly existing as a corporation under the laws of its jurisdiction of organization (ii) is duly qualified to do business and in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have or reasonably be expected to have a Cryenco Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

                  (e) SEC Documents. Cryenco has made available to Chart a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Cryenco with the SEC since August 31, 1995 (as such documents have since the time of their filing been amended, the "Cryenco SEC Documents") which are all of the documents that Cryenco was required to file with the SEC since such date. As of their respective dates, the Cryenco SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Cryenco SEC Documents, and none of the Cryenco SEC Documents at the time they were filed with the SEC (or amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Cryenco has previously made available to Chart copies of (i) the consolidated balance sheets of Cryenco and its subsidiaries, as of August 31, for the fiscal years 1995 and 1996 and the related consolidated statements of operations, stockholders equity and cash flows for the fiscal years 1994 through 1996 inclusive as reported in Cryenco's Annual Report on Form 10-K for the fiscal year ended August 31, 1996 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Ernst & Young LLP, independent auditors with respect to Cryenco and (ii) the unaudited consolidated balance sheet of Cryenco and its subsidiaries as of February 28, 1996 and February 28, 1997 and the related unaudited consolidated statements of operations, stockholders equity and cash flows for the periods then ended as reported in Cryenco's Quarterly Report on Form 10-Q for the period ended February 28, 1997 filed with the SEC under the Exchange Act. The August 31, 1996 consolidated balance sheet of Cryenco (including the related notes) fairly presents the consolidated financial position of Cryenco and its subsidiaries as of the date thereof and the other financial statements referred to in this Section 6.1(e) (including the related notes, where applicable) fairly present (subject in the case of the unaudited statements to recurring audit adjustments normal in nature and amount), and the Cryenco financial statements hereafter filed by Cryenco with the SEC prior to the Effective Time will fairly present (subject in the case of the unaudited statements to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and changes in stockholders equity and consolidated financial position of Cryenco and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such statements (including the related notes, where applicable) complies, and the Cryenco financial statements hereafter filed by Cryenco with the SEC prior to the Effective Time will comply, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been, and the Cryenco financial statements hereafter filed by Cryenco with the SEC prior to the Effective Time will be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Cryenco and its subsidiaries have been and are being maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Except as disclosed on
Schedule 6.1 (e), to the best of its knowledge, Cryenco is not the subject of any review, study, audit, examination, inquiry or other investigation by the SEC ("SEC Investigation"), nor, to the best knowledge of Cryenco, is any such SEC Investigation pending or threatened.

                  (f) Vote Required. The affirmative vote of the holders of a majority of the shares of Cryenco Common Stock issued and outstanding on the record date for the Cryenco Special Meeting is the only vote of the holders of Cryenco capital stock necessary to approve this Agreement and the Merger.

                  (g) Title to Assets. Except as set forth on Schedule 6.1 (g), Cryenco and each subsidiary of Cryenco, has good, marketable and valid title in and to all of its assets, including all real, personal and intangible property, and except as reflected on Schedule 6.1(g), Cryenco and each subsidiary of Cryenco holds its assets free and clear of any mortgage, conditional sale agreement, title retention agreement, security interest, lease, pledge, hypothecation, lien or other encumbrance.

                  (h) Condition of Assets. All of the assets (whether owned or leased) that are necessary for the conduct of the business of Cryenco or any subsidiary of Cryenco are in normal operating condition, free from defects other than such defects as do not materially interfere with the continued use thereof in normal operations, except as set forth on Schedule 6.1 (h) .

                  (i) Accounts Receivable and Accounts Payable. Cryenco has delivered to Chart and CAC an accurate aging schedule of all of the accounts receivable reflected on the books of Cryenco or any subsidiary of Cryenco, as of March 31, 1997. Any account receivable due from any affiliate of Cryenco or any affiliate of any subsidiary of Cryenco shall be paid in full in cash on or prior to the Closing Date. Any account payable due to any affiliate of Cryenco or any affiliate of any subsidiary of Cryenco and disclosed on Schedule 6.1(o) shall be paid in full in cash on or prior to the Closing Date.

                  (j) Insurance. Cryenco (on its own behalf and on behalf of its subsidiaries) (a) maintains insurance policies with licensed insurance carriers on such assets, properties and businesses and against such risks as is customary for companies engaged in its business, or (b) has reserved on its financial statements sufficient funds to cover all losses known to it arising from such risks. Schedule 6.1(j) sets forth a list and brief description (specifying the insurer and describing each pending claim thereunder) of all policies, binders or reserves of fire, liability, product liability, workers' compensation, vehicular and other insurance or self-insurance held by or on behalf of Cryenco or any subsidiary of Cryenco. All such policies are in full force and effect and insure against risks and liabilities to an extent and in a manner customary in the business in which Cryenco and its subsidiaries operate. Except for claims identified on Schedule 6.1(j), there are no outstanding unpaid claims under any such policy, binder or reserve. Except as specifically set forth on Schedule 6.1(j), there will be no liability of Cryenco or any Cryenco subsidiary, as of the Closing Date, under any such insurance policy or ancillary agreement with respect thereto in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date. Cryenco has received no notice of cancellation or nonrenewal of any such policy or binder. There is no inaccuracy in any application for such policies or binders, or any failure to pay premiums due. Cryenco has not received any notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage listed on Schedule 6.1(j) will not be available in the future on substantially the same terms as now in effect.

                  (k) Dividends and Distributions. From August 31, 1996 to the date hereof, Cryenco has not declared or paid any dividends on any shares of its capital stock, nor has it made any other payments or distributions thereon to its stockholders. All dividends declared by Cryenco prior to August 31, 1996 have been fully paid or Cryenco has fully and properly reserved against the payment of such dividends on its audited, consolidated balance sheet as of August 31, 1996.

                  (l) Cryenco Data. Cryenco has made available to Chart, with respect to Cryenco and each Cryenco subsidiary, all corporate minutes (other than Directors' minutes pertaining to the Merger), charter and by-laws, books and records, all material contracts, all product warranties, all loan documentation, all notes, all leases, a list of all accounts receivable, evidence of all bank accounts, an accurate and complete list of each insurance policy currently providing coverage for the real and personal property owned, operated or leased together with copies of such policies, information regarding employee compensation and benefit plans, a list of all outstanding workers' compensation, unemployment and other claims known to Cryenco as of the date hereof, all licenses and permits that Cryenco has with respect to its operations, and all outstanding or existing citations, complaints or reports relating to environmental, health or safety laws or regulations (collectively, the "Cryenco Data"). Cryenco acknowledges that Chart and CAC have relied on the Cryenco Data in deciding to execute this Agreement and consummate the transactions contemplated hereby.

                  (m) Undisclosed Liabilities. Except (i) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Cryenco included in the Cryenco Form 10-Q for the quarter ended February 28, 1997, (ii) for liabilities incurred in the ordinary course of business consistent with past practice since February 28, 1997 and (iii) as set forth in
Schedule 6.1(m), neither Cryenco nor any of its subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had or would reasonably be expected to have a Cryenco Material Adverse Effect.

                  (n) Investigation or Litigation. Except as set forth on
Schedule 6.1(n), there is no investigation or review pending or to the best knowledge of Cryenco threatened by any Governmental Agency with respect to Cryenco or any Cryenco subsidiary including without limitation, investigations or reviews relating to (i) any product alleged to have been sold by Cryenco or any Cryenco subsidiary, and alleged to have been defective or improperly designed or manufactured, (ii) hazardous substances, (iii) pollution, (iv) the environment, or (v) workers' compensation; nor has any Governmental Agency indicated in writing to Cryenco or any Cryenco subsidiary an intention to conduct any such investigation or review; nor, to the knowledge of Cryenco, is there any valid basis for any such investigation or review. Except as set forth in Schedule 6.1 (n), there is no claim, action, suit or proceeding pending before or, to the best knowledge of Cryenco, threatened against or affecting Cryenco or any Cryenco subsidiary at law or in equity by, any Governmental Agency or arbitrator, including, without limitation, claims, actions, suits or proceedings relating to (i) any product alleged to have been sold by Cryenco or any Cryenco subsidiary, and alleged to have been defective or improperly designed or manufactured, (ii) hazardous substances, (iii) pollution, (iv) the environment, or (v) workers' compensation, nor is there, to the best knowledge of Cryenco, any valid basis for any such claim, action, suit or proceeding.

                  (o) Certain Agreements. Except as disclosed in the Cryenco SEC Documents filed prior to the date of this Agreement or in Schedule 6.1 (o) as of the date of this Agreement, neither Cryenco nor any Cryenco subsidiary is a party to any oral or written (i) consulting agreement not terminable on 60 days' or less notice, (ii) agreement with any Director, executive officer, key employee or affiliate of Cryenco or any Cryenco subsidiary, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, any of the Plans (as defined in Section 6.1 (p)), restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  (p)      Employee Benefits.

                           (i) Schedule 6.1 (p) contains a true and complete
                  list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, retirement or other employee benefit plan, program, practice, agreement or arrangement, including, without limitation, each "employee benefit plan" as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), sponsored, maintained, contributed to or required to be contributed to by Cryenco, any Cryenco subsidiary or any trade or business, whether or not incorporated (together with the Cryenco subsidiaries, an "ERISA Affiliate"), which together with Cryenco or any Cryenco subsidiary would be deemed a "single employer" within the meaning of section 4001 of ERISA, for the benefit of current or former employees or directors of Cryenco or any Cryenco subsidiary (the "Plans"). Cryenco has delivered or made available to Chart true and complete copies of all documents, as they may have been amended to the date hereof, embodying or relating to the Plans.

                           (ii) Except as set forth in Schedule 6.1(p), neither
                  Cryenco nor any Cryenco subsidiaries maintains any Plans that are intended to qualify under sections 401 (a) or 501 (a) of the Code. Neither Cryenco nor any current or former ERISA Affiliate sponsored, maintained, contributed to or was required to contribute to, during the six year period ending on the Closing Date, any Plan subject to Title IV of ERISA or any "multiemployer plan" within the meaning of section 3 (37) of ERISA or any multiemployer or multiple employer welfare benefit plan.

                           (iii) Each of the Plans has been operated and
                  administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code. To Cryenco's knowledge, no reportable event within the meaning of section 403(b) of ERISA (for which the reporting requirements have not been waived) or prohibited transaction within the meaning of section 406 of ERISA or section 4975(c) of the Code has occurred with respect to any Plan, no civil penalty has been assessed pursuant to sections 409 or 502(i) of ERISA, and no tax has been imposed pursuant to sections 4975 or 4976 of the Code.

                           (iv) There are no pending, or to the best knowledge
                  of Cryenco, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

                           (v) Except as specifically set forth on Schedule 6.1
                  (p), no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees or directors of the business of Cryenco or any ERISA Affiliate beyond their retirement or other termination of service other than coverage mandated by applicable law or deferred compensation benefits accrued as liabilities in compliance with applicable Financial Accounting Standards Board requirements on the books of Cryenco.

                           (vi) Except as specifically set forth in Schedule
                  6.1(p), with respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability of Cryenco or any ERISA Affiliate, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

                  (q) Labor Matters. Except as set forth on Schedule 6.1 (q), neither Cryenco nor any Cryenco subsidiary has entered into any collective bargaining agreements or any other agreements with any labor organization or any other person or group claiming to represent or bargain collectively for any of its employees. Cryenco has delivered or made available to Chart true and correct copies of all of the agreements described on Schedule 6.1(q). There are no unfair labor practice charges, lawsuits, grievances or administrative charges pending or to the best knowledge of Cryenco threatened, concerning or affecting Cryenco or any Cryenco subsidiary. Neither Cryenco nor any Cryenco subsidiary has received any written notice nor has there been any proceeding or adjudication questioning whether or alleging or determining that

Cryenco or any Cryenco subsidiary is not in compliance, in all material respects, with all federal, state and local laws and regulations with respect to employment, employment practices and terms and conditions of employment. There is no work stoppage, strike, slowdown or adverse job action of any form by any persons or labor organizations occurring or, to the knowledge of Cryenco, threatened against Cryenco or any Cryenco subsidiary.

                  (r) Taxes. Cryenco has (directly or through one or more of its subsidiaries)

                           (i) timely filed all tax returns, schedules,
                  declarations, and tax-related documents including, without limitation, all Forms 5500 pertaining to the Plans (collectively, "Returns") required to be filed by any jurisdictions to which Cryenco or any Cryenco subsidiary is or has been subject,

                           (ii) timely paid in full any taxes, interest and
                  penalties with respect to Returns, and timely made any deposits of taxes required by taxing jurisdictions,

                           (iii) fully accrued on its books an amount
                  sufficient to pay all taxes not yet due but related to operations through the Closing Date, and

                           (iv) otherwise satisfied, in all material respects,
                  all legal requirements applicable to Cryenco or any Cryenco subsidiary with respect to all aforementioned obligations to taxing jurisdictions. All tax returns filed by Cryenco or any Cryenco subsidiary accurately reflect in all material respects all income, expenses, deductions, credits and loss carryovers and the taxes due and are otherwise accurate and complete in all material respects. Except for consequences arising from the transactions contemplated by this Agreement, to Cryenco's knowledge, there have been no events that would impair the full availability of the net operating losses available against future state taxes in the State of Colorado as reflected on Cryenco's audited consolidated balance sheet as of August 31, 1996. Cryenco has delivered to Chart true and complete copies of all federal and state income and franchise tax returns for each of the taxable years ended August 31, 1994 through August 31, 1996, inclusive. The most recent period for which an assessment can no longer be made by the IRS with respect to Cryenco's federal income tax is for the fiscal year ended August 31, 1993. Cryenco has no knowledge that an audit of any of the federal income tax returns of Cryenco is in progress and has no reason to believe that any such audit is contemplated. To Cryenco's knowledge, there are no other claims asserted for (or to the knowledge of Cryenco any substantial basis therefor), taxes or assessments. For purposes of this Section, "tax" and "taxes" (when not modified by other words such as "income" or "franchise") shall include all income, gross receipts, franchise, payroll, excise, real and personal property, and other taxes imposed by any foreign, federal, state, municipal, local, or other governmental agency, including assessments in the nature of taxes.

                  (s) Absence of Certain Changes. Except as disclosed on
Schedule 6.1 (s), since February 28, 1997, neither Cryenco nor any Cryenco subsidiary has suffered any Cryenco Material Adverse Effect.

                  (t) Legal Compliance. Cryenco and each Cryenco subsidiary has complied in all material respects with all applicable laws, rules, regulations, and ordinances of any Governmental Agency having jurisdiction, any trademark, tradename or copyright rules and regulations, and any zoning, occupational safety or environmental protection laws or any laws relating to the employment of labor. Neither Cryenco nor any Cryenco subsidiary is in violation of, or in default under, any terms or provisions of any material mortgage, indenture, security agreement, lease, license, contract, agreement, instrument, order, arbitration award, judgment, injunction or decree. Neither Cryenco nor any Cryenco subsidiary has received any written notice nor to Cryenco's knowledge has there been any proceeding or adjudication questioning whether or alleging or determining that the business of Cryenco or any Cryenco subsidiary is or has been conducted in violation of any law, ordinance, regulation, order, decree, judgment or injunction. Neither Cryenco nor any Cryenco subsidiary has received any written notice nor has there been any proceeding or adjudication questioning whether or alleging or determining it has not obtained all permits, licenses and other authorizations which relate to its assets or business. Neither Cryenco nor any Cryenco subsidiary has received any written notice nor has there been any proceeding or adjudication questioning whether or alleging or determining that it is not in compliance in all material respects with all material terms and conditions of such permits, licenses and authorizations.

                  (u)      Environmental Protection.

                           (i) Except as set forth on Schedule 6.1(u), Cryenco
                  and each Cryenco subsidiary is in compliance with all Environmental Laws (as hereinafter defined) applicable to the business of Cryenco and each Cryenco subsidiary, which compliance includes, but is not limited to, the possession by Cryenco and each Cryenco subsidiary of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Neither Cryenco nor any Cryenco subsidiary has received any written communication, whether from a Governmental Agency, citizens group, employee or otherwise, that alleges that the business of Cryenco or any Cryenco subsidiary is not in such compliance. To the best knowledge of Cryenco, there are no circumstances that may prevent or interfere with such compliance in the future. All permits and other governmental authorizations currently held by Cryenco and each Cryenco subsidiary pursuant to the Environmental Laws are identified on Schedule 6.1(u).

                           (ii) Except as set forth in Schedule 6.1 (u), there
                  is no Environmental Claim pending or, to the best knowledge of Cryenco, threatened against Cryenco or any Cryenco subsidiary or against any person or entity whose liability for any Environmental Claims Cryenco or any Cryenco subsidiary has or may have retained or assumed either contractually or by operation of law.

                           (iii) Cryenco has disclosed to Chart all outside
                  consultants' reports, internal memoranda, legal documents involving third parties, and any other information, written or otherwise, in the possession of Cryenco or any Cryenco subsidiary that relates to the release, emission, discharge or disposal of any Materials of Environmental Concern (as defined below).

                           (iv) Without in any way limiting the generality of
                  the foregoing, (A) all on-site and off-site locations where Cryenco or any Cryenco subsidiary has stored, disposed or arranged for the disposal of Materials of Environmental Concern since August 31, 1989, are identified in Schedule 6.1
                  (u), (B) all existing underground storage tanks and all areas impacted by former underground storage tanks, and the capacity and contents of such existing tanks located on property owned or leased by Cryenco or any Cryenco subsidiary are identified in Schedule 6.1 (u) and (C) neither Cryenco nor any Cryenco subsidiary has any liability or potential liability for remediation cost at any present or former site where its business is or was conducted which is reasonably expected to exceed $100,000 in the aggregate.

                           (v) "Environmental Claim" means any claim, action,
                  cause of action, investigation or notice (written or oral) ("Claim") by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or release into the environment of any Materials of Environmental Concern at any location, whether or not owned by Cryenco or any Cryenco subsidiary or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law by Cryenco or any Cryenco subsidiary; provided, however, that no such Claim, or group of Claims arising from a single activity or incident, shall be considered to be an Environmental Claim under this provision unless the value of such Claim or group of Claims is in excess of One Hundred Thousand Dollars ($100,000).

                           (vi) "Environmental Laws" means all federal, state,
                  local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

                           (vii) "Materials of Environmental Concern" means
                  chemicals, pollutants, contaminants, wastes, hazardous or toxic substances, petroleum and petroleum products.

                  (v) Patents, Copyrights, Trademarks, Trade Names etc. Schedule
6.1 (v) hereto contains an accurate and complete list of all material patents, patent applications, trademark registrations, trademark applications, service marks, trade names and assumed names used by Cryenco or any Cryenco subsidiary in its business which are presently owned or held by Cryenco or any Cryenco subsidiary or under which it owns or holds any license or other interest. Such items of intellectual property constitute all such items used by Cryenco or any Cryenco subsidiary in its business. Neither Cryenco nor any Cryenco subsidiary has received written notice nor to Cryenco's knowledge has there been any proceeding or adjudication questioning whether or alleging or determining that the use thereof by Cryenco or any Cryenco subsidiary infringes on or conflicts with any existing patents, trademarks or copyrights or any other rights of any person. Neither Cryenco nor any Cryenco subsidiary has received any written notice of any material claim of a third party to the use of any such names. Cryenco and its subsidiaries have the right to use such patents, trademarks, trade names and copyrights in the business in which they are currently being used and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Neither Cryenco nor any Cryenco subsidiary has received any written notice nor to Cryenco's knowledge has there been any material proceeding or adjudication questioning whether or alleging or determining that any services provided or products manufactured or sold by Cryenco or any Cryenco subsidiary nor any patents, formulae, processes, know-how, trade secrets, trademarks, trade names, assumed names, copyrights or designations used by Cryenco or any Cryenco subsidiary in its business, infringe on any existing patents, trademarks or copyrights, or any other rights of any person or corporate entity. To the knowledge of Cryenco, any license included in the intellectual property of Cryenco or any Cryenco subsidiary constitutes a valid and binding agreement of the other party thereto enforceable in accordance with its terms.

                  (w) Contracts. Each contract and commitment (whether written or oral) that individually involves potential future payments by or to Cryenco or any Cryenco subsidiary of $100,000 or more is disclosed on Schedule 6.1(w) and copies of such written contracts or commitments have been provided to Chart. Except as set forth on such schedule, neither Cryenco nor any Cryenco subsidiary, nor has been during the past three years, a partner in any partnership or a party to any joint venture.

                  (x) Full Disclosure. There is no fact or set of circumstances known to Cryenco, which has not been disclosed to Chart in writing, that has caused since August 31, 1996, or would reasonably be anticipated to result in, a Cryenco Material Adverse Effect.

                  (y) Brokers or Finders. Neither Cryenco nor any Cryenco subsidiary has incurred or will incur, any liability for any brokerage fees, commissions, finders' fees or similar fees or expenses in connection with this Agreement or the transactions contemplated hereby.

         6.2 Representations and Warranties of Chart, GTC and CAC. Chart, GTC and CAC represent and warrant to Cryenco as follows:

                  (a) Due Organization. Chart is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to own its properties and to carry on its business as it is now being conducted, is duly qualified to do business and is in good standing in all jurisdictions in which it is required to be so qualified, except where the failure to so qualify or be in good standing would not, in the aggregate, have a material adverse effect upon the business, financial condition, results of operations or prospects of Chart and its subsidiaries, taken as a whole (a "Chart Material Adverse Effect"), and has received all necessary authorizations, consents and approvals of governmental authorities material to the ownership of its properties and assets and to the conduct of its business.

                  (b) Power and Authority, No Conflicts. Each of Chart, GTC and CAC has full power and authority (corporate or otherwise) to enter into and carry out the terms of this Agreement. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Chart, GTC and CAC pursuant hereto and thereto and the consummation of the transactions contemplated hereby and thereby by Chart, GTC and CAC have been duly authorized by the Boards of Directors of Chart, GTC and CAC, and by GTC as the sole stockholder of CAC. This Agreement has been duly and validly executed and delivered by each of Chart, GTC and CAC and constitutes, when executed and delivered, along with the other documents and instruments to be executed and delivered by each of Chart, GTC and CAC pursuant hereto, valid and binding agreements of Chart, GTC and CAC, enforceable against each of Chart, GTC and CAC in accordance with their respective terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and except to the extent that the enforceability of rights and remedies may be limited by general principles of equity. The execution and delivery of this Agreement does not, and, subject to any requisite governmental or other consents or approvals the consummation of the transactions contemplated hereby and thereby will not
(i) violate any provision of the Certificate of Incorporation or the by-laws of each of Chart, GTC and CAC, (ii) violate or conflict with any law, ordinance, rule, regulation, order, judgment or decree to which either Chart, GTC or CAC is subject or by which either Chart, GTC or CAC is bound, or (iii) violate or conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or the assets under, any term or provision of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Chart, GTC or CAC is a party or by which either of them or any of their assets or properties may be bound or affected. Except as set forth in Schedule 6.2(b), no consent, approval, authorization or action by any Governmental Agency or any other third party is required in connection with the execution and delivery by each of Chart, GTC and CAC of this Agreement and the other documents and instruments to be executed and delivered by each of Chart, GTC and CAC pursuant hereto or the consummation by each of Chart, GTC and CAC of the transactions contemplated herein or therein.

                  (c) Financing of the Merger. Chart, GTC and CAC have all funds, or appropriate commitments for funds, necessary for the exchange of all outstanding shares of Cryenco Common Stock and Cryenco Preferred Stock pursuant to the Merger.

                  (d) Brokers and Finders. Neither Chart nor GTC nor CAC has employed any broker or finder or incurred any liability for any brokerage fees, commissions, finders' fees or similar fees or expenses in connection with this Agreement or the transactions contemplated hereby.

                  (e) Financial Condition. Chart's audited, consolidated balance sheet, included in its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, was prepared in accordance with GAAP, and fairly presents the financial position of Chart as of the date thereof. Since the date of said balance sheet, no change to Chart's financial condition has occurred which would reasonably be anticipated to adversely affect its ability to make the payments necessary to consummate the Merger, as contemplated by this Agreement.

                                   ARTICLE VII
                                   CONDITIONS

         7.1 Conditions Precedent to the Obligations of All Parties. The obligations of each of Cryenco, Chart, GTC and CAC under this Agreement are subject to and shall be conditional upon the satisfaction of each of the following conditions prior to the Closing Date:

                  (a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the issued and outstanding shares of Cryenco Common Stock.

                  (b) Governmental Approvals. Cryenco and Chart shall have made all filings with, and all relevant waiting periods shall have expired (including all filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and waiting period in connection therewith), and given all notices to and obtained all necessary consents, authorizations and approvals from, all Governmental Agencies which are required to consummate the transactions contemplated in this Agreement.

                  (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order, restraint or prohibition shall have been issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated by this Agreement (each party agreeing to use its reasonable best efforts, including appeals to higher courts, to have any such order, injunction, legal restraint or prohibition set aside or lifted), and no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or Federal government or Governmental Agency that would prevent the consummation of the transactions contemplated by this Agreement.

         7.2 Conditions Precedent to the Obligations of Cryenco. The obligations of Cryenco under this Agreement are subject to and shall be conditional upon the satisfaction, or waiver (in whole or in part) by Cryenco, of each of the following conditions:

                  (a) Representations and Warranties True. The representations and warranties of Chart, GTC and CAC contained herein shall have been true and correct in all material respects on and as of the date of this Agreement, and shall be true and correct in all material respects on and as of the Closing Date as if those representations and warranties were made on and as of the Closing Date, except for changes permitted by the terms of this Agreement and except insofar as any of those representations and warranties relate solely to a particular date or period, in which case they shall be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

                  (b) Performance of Obligations and Agreements. Chart, GTC and CAC shall each have performed, in all material respects, their obligations and agreements contained in this Agreement to be performed or complied with by them on or before the Closing Date.

                  (c) Resolutions. Each of Chart, GTC and CAC shall have delivered to Cryenco copies of the resolutions of its Board of Directors authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby, certified as true and correct on the Closing Date by its Secretary or an Assistant Secretary.

                  (d) Officers' Certificates. Each of Chart, GTC and CAC shall have delivered to Cryenco a certificate dated on and as of the Closing Date and signed by its Chief Executive Officer and Chief Financial Officer to the effect that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

         7.3 Conditions Precedent to the Obligations of Chart, GTC and CAC. The obligations of Chart, GTC and CAC under this Agreement are subject to and shall be conditional upon the satisfaction, or waiver (in whole or in part) by Chart, GTC and CAC of each of the following conditions:

                  (a) Representations and Warranties True. The representations and warranties of Cryenco contained herein shall have been true and correct in all material respects on and as of the date of this Agreement, and shall be true and correct in all material respects on and as of the Closing Date as if those representations and warranties were made on and as of the Closing Date, except for changes permitted by the terms of this Agreement and except insofar as any of those representations and warranties relate solely to a particular date or period, in which case they shall be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

                  (b) Performance of Obligations and Agreements. Cryenco shall have performed, in all material respects, its obligations and agreements contained in this Agreement to be performed or complied with by it on or before the Closing Date.

                  (c) Resolutions. Cryenco shall have delivered to Chart copies of the resolutions of its Board of Directors and Stockholders, authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby, certified as true and correct on the Closing Date by its Secretary or an Assistant Secretary.

                  (d) Officer's Certificate. Cryenco shall have delivered to Chart a certificate dated on and as of the Closing Date and signed by the Chief Executive Officer and the Chief

Financial Officer of Cryenco to the effect that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

                  (e) Consents and Approvals. Cryenco shall have obtained any consent, authorization or approval to the transactions contemplated by the Agreement which is required to be obtained from any third party which is not a Governmental Agency.

                  (f) No Cryenco Material Adverse Effect. From the date of this Agreement through the Closing Date, Cryenco shall not have suffered a Cryenco Material Adverse Effect.

                  (g) Dissenters Claims. Cryenco has not received a written demand for appraisal from the holders of more than fifteen percent (15%) of the issued and outstanding shares of Cryenco Common Stock in connection with the Merger.

                  (h) Cryenco Arrangements with Affiliated Persons. Prior to Closing, Cryenco shall have terminated the agreements and arrangements listed on
Schedule 6.1(o) ("Insider Agreements") hereto between Cryenco and certain affiliated persons (including, but not limited to, directors, officers, key employees and affiliates) by payment of the amounts set forth on Schedule 6.1(o) but without any other expense to or obligation on the part of Cryenco, Chart or CAC.

                  (i) Cancellation, Exercise, Sale or Exchange of Cryenco Warrants and Options. Cryenco shall have obtained and delivered to Chart written agreements from the holders of the Cryenco Warrants and Cryenco Options listed on Schedule 6.1(c) exercising such Warrants or Options, agreeing to the cancellation thereof, agreeing to the sale thereof to Chart pursuant to this Agreement or agreeing to the exchange thereof for warrants or options to acquire shares of Chart Common Stock pursuant to the provisions of Sections 5.3(f) and 5.3(g) above.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of Cryenco:

                  (a) by mutual consent of Cryenco and Chart;

                  (b) by Chart, upon a breach of any representation, warranty, covenant or agreement on the part of Cryenco set forth in this Agreement, or if any representation or warranty of Cryenco shall have become untrue, in either case such that the condition set forth in Section 7.3(a) or Section 7.3(b) as the case may be, would be incapable of being satisfied by August 29, 1997; provided, that in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.1(b);

                  (c) by Cryenco, upon a breach of any representation, warranty, covenant or agreement on the part of Chart set forth in this Agreement, or if any representation or warranty of

Chart shall have become untrue, in either case such that the condition set forth in Section 7.2(a) or 7.2(b), as the case may be, would be incapable of being satisfied by August 29, 1997; provided, that in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.1(c);

                  (d) by either Cryenco or Chart, if any permanent injunction or action by any Governmental Agency preventing the consummation of the Merger shall have become final and nonappealable;

                  (e) by either Cryenco or Chart, if the Merger shall not have been consummated before August 29, 1997; provided, however, that this Agreement may be extended by written notice of either Cryenco or Chart to a date not later than September 30, 1997, if the Merger shall not have been consummated as a direct result of Cryenco or Chart having failed by August 29, 1997, to receive all required regulatory approvals or consents from Governmental Agencies with respect to the Merger;

                  (f) by either Cryenco or Chart, if this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the holders of Cryenco Common Stock at the Cryenco Special Meeting;

                  (g) by Chart, if (i) the Board of Directors of Cryenco shall withdraw, modify or change its recommendation of this Agreement or the Merger in a manner adverse to Chart or shall have resolved to do any of the foregoing;
(ii) the Board of Directors of Cryenco shall have recommended to the stockholders of Cryenco a Competing Transaction (as defined below); (iii) a tender offer or exchange offer for 25% or more of the outstanding shares of Common Stock of Cryenco is commenced, and the Board of Directors of Cryenco recommends that the stockholders of Cryenco tender their shares in such tender or exchange offer; or (iv) subsequent to the date hereof, any person shall acquire beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns, more than 25% of the then outstanding shares of Common Stock of Cryenco; provided, however, that for purposes of the foregoing definition of "group," the Voting Agreements described in Section 9.8 shall not be deemed to form the basis for determination that the signers thereof constitute a "group;"

                  (h) by Cryenco, if the Board of Directors of Cryenco (x) fails to make or withdraws or modifies its recommendation that Cryenco stockholders approve the Merger (as described in Section 5.3(a)), and there exists at such time a Competing Transaction or (y) recommends to Cryenco's stockholders approval or acceptance of a Competing Transaction, in each case only if the Board of Directors of Cryenco, after consultation with and based upon the advice of independent legal counsel (who may be such party's regularly engaged independent legal counsel), determines in good faith that such action is necessary for the Board of Directors of Cryenco to comply with its fiduciary duties to stockholders under applicable law; and

                  (i) by Chart, if Cryenco shall have received a written demand for appraisal from the holders of more than 15% of the issued and outstanding shares of Cryenco Common Stock in connection with the Merger.

In order to terminate this Agreement pursuant to Section 8.1(b) - (h) hereof, the party so acting shall give written notice thereof to the other party hereto specifying the reason for termination.

         8.2 Effect of Termination. Except as provided in Section 8.5 or Section 9.1(b), in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability on the part of Chart, CAC or Cryenco or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         8.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of Cryenco, no amendment, which under applicable law may not be made without the approval of the stockholders of Cryenco, may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         8.4 Waiver. At any time prior to the Effective Time, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         8.5 Fees, Expenses and Other Payments.

                  (a) Except as set forth in Section 8.5(b), all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such costs and expenses (with respect to such party, its "Expenses").

                  (b) Cryenco agrees that if this Agreement shall be terminated pursuant to:

                           (i) Section 8.1(b) and, at any time prior to the
                  written notice of termination delivered by Chart to Cryenco, there existed a Competing Transaction;

                           (ii) Section 8.1(f) and at any time between the date
                  hereof and the Cryenco Special Meeting there existed a Competing Transaction;

                           (iii) Section 8.1(g);

                           (iv) Section 8.1(h); or

                           (v) Section 8.1(i) and one or more of the affiliates
                  of Cryenco executing a Voting Agreement in connection with the Merger has made a written demand for appraisal with respect to 5% or more of the Cryenco Common Stock entitled to vote on the Merger;

then, in any such event, Cryenco shall pay to Chart an amount equal to $850,000.

                  (c) Any payment required to be made pursuant to Section 8.5(b) shall be made as promptly as practicable but not later than five business days after termination of this Agreement and shall be made by wire transfer of immediately available funds to an account designated by Chart.

                  (d) For purposes of this Section 8.5, the term "Competing Transaction" shall mean any of the following (other than the Merger) involving Cryenco or any of its subsidiaries:

                           (i) any merger, consolidation, share exchange,
                  business combination or other similar transaction;

                           (ii) any sale, lease, exchange, mortgage, pledge,
                  transfer or other disposition of 25% or more of the assets of Cryenco and its subsidiaries, taken as a whole, in a single transaction or series of transactions;

                           (iii) any tender offer or exchange offer for 25% or
                  more of the outstanding shares of Common Stock of Cryenco or the filing of a registration statement under the Securities Act in connection therewith;

                           (iv) any person acquiring (after the date hereof)
                  beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) being formed (after the date hereof) which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Common Stock of Cryenco; provided, however, that for purposes of the foregoing definition of "group," the Voting Agreements described in Section 9.8 shall not be deemed to form the basis for determination that the signers thereof constitute a "group;"

                           (v) any public announcement of a proposal, plan or
                  intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1 Effectiveness of Representations, Warranties and Agreements.

                  (a) Except as set forth in Section 9.1(b), the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

                  (b) The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Articles I, II, III and IX and Sections 5.1(e) and 5.4(a) shall survive the Effective Time and those set forth in Sections 8.2, 8.5 and Article IX hereof shall survive termination. In addition, in the event of the termination of this Agreement pursuant to Article VIII, the provisions of the Confidentiality Agreement dated as of November 11, 1996 shall be reinstated as if they had never been superseded by Section 9.8 hereof.

         9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (and shall be deemed to have been duly received if so given), when addressed as follows:

                  To Chart at:

                           Chart Industries, Inc.
                           35555 Curtis Boulevard
                           Eastlake, OH
                           Attention: Arthur S. Holmes, Chairman of the Board
                                            and Chief Executive Officer

                  With a copy to:

                           Calfee, Halter & Griswold LLP
                           1400 McDonald Investment Center
                           800 Superior Avenue
                           Cleveland, Ohio  44114-2688
                           Attention: Thomas F. McKee

                  To Cryenco at:

                           Cryenco Sciences, Inc.
                           c/o Charterhouse Group International, Inc.
                           535 Madison Avenue - 28th Floor
                           New York, New York  10022
                           Attention:  Alfred Schechter, Chairman of the Board,
                                        Chief Executive Officer and President

                  With a copy to:

                           Shack & Siegel, P.C.
                           530 Fifth Avenue
                           New York, New York 10036
                           Attention: Jeffrey N. Siegel

                  Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on the first to occur of
(a) the date of delivery if delivered personally on a business day during normal business hours, and, if not, on the next occurring business day, (b) five days following posting if transmitted by mail, (c) the first business day following the date of delivery to a nationally-recognized, next day courier service; or
(d) the date of receipt if transmitted by telecopier or facsimile on a business day during normal business hours, and, if not, on the next occurring business day. Any party may change his or its address for purposes hereof by notice to the other party given as provided in this Section.

         9.3 Governing Law. Except to the extent required to comply with the provisions of other jurisdictions, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         9.4 Successors. References in this Agreement to particular persons, firms, agencies, statutes, regulations and the like shall be considered as references to any successors thereto.

         9.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder is otherwise assignable, or shall be assigned (whether by operation of law or otherwise), by any of the parties without the prior written consent of the other parties.

         9.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement.

         9.7 Schedules. Cryenco, Chart, GTC and CAC have, simultaneously with the execution of this Agreement, initialed the front page of the Schedules which are referred to herein.

         9.8 Entire Agreement. This Agreement and the Schedules referred to herein contain the entire agreement among the parties hereto with respect to the Merger and the other transactions contemplated hereby, and supersedes all prior agreements among the parties with respect to such matters including, without limitation, the Confidentiality Agreement dated November 11, 1996. Simultaneously herewith, (a) certain affiliates of Cryenco are entering into agreements pursuant to which such affiliates agree under certain conditions, to vote in favor of the Merger at the Cryenco Special Meeting (the "Voting Agreements") and (b) Charterhouse

Group International, Inc. and Alfred Schechter are entering into agreements to indemnify and hold Chart harmless from and against certain liabilities (the "Indemnification Agreement").

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first above written.

                                 CHART INDUSTRIES, INC.

                                 By:   __________________________________

                                 GREENVILLE TUBE CORPORATION

                                 By:   _______________________________

                                 CHART ACQUISITION COMPANY, INC.

                                 By:   __________________________________

                                 CRYENCO SCIENCES, INC.

                                 By:   __________________________________